EXHIBIT 10.1


                        GLOBAL MARINE INC.
               1989 STOCK OPTION AND INCENTIVE PLAN

                         Fifth Amendment

    The Global Marine Inc. 1989 Stock Option and Incentive Plan, as heretofore amended by the First through Fourth Amendments thereto (the "Plan"), is hereby further amended as follows, effective upon approval of this Amendment by the stockholders of Global Marine Inc. at said Company's 1996 Annual Meeting of Stockholders or any adjournment thereof:

    1. The first sentence of Paragraph (a) of Section 3 of the Plan is amended in its entirety to read as follows:

    "The Plan shall be administered by the Board of Directors of the Company or by a Committee appointed by the Board of Directors which shall include not less than three Directors of the Company, each of whom shall be a disinterested person within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, an outside director within the meaning of Treasury Regulation Section 1.162-27(e)(3)."

    2. A new paragraph (i) is added to Section 5 of the Plan to read as follows:

       "(i) Notwithstanding anything herein to the contrary, no participant may be granted options or other rights to purchase, in the aggregate, more than 20% of the shares of common stock authorized under the Plan, subject to adjustment as provided in Section 2. In the event of an increase in the number of shares authorized under the Plan, the 20% limitation will apply to the increased number of shares authorized."

    3. Paragraph (b) of Section 10 of the Plan shall be amended in its entirety, to read as follows:

       "(b) Unless sooner terminated by the Board of Directors, the Plan shall terminate on the date ten years after the effective date of the Plan of Reorganization, and thereupon no further options may be granted or shares sold (other than on exercise of previously granted options under the Plan or under previously granted opportunities, whether conditional or not, to acquire shares under the Plan) without thereby affecting any options or other opportunities to acquire shares granted or shares sold prior to the Plan's termination."

    4. Terms used in this Amendment and not defined herein are used herein as they are defined in the Plan. References in the Plan to "this Plan" (and indirect references such as "hereof" and "herein") are amended to refer to the Plan as amended by this Amendment.

    5. Except as expressly amended hereby, the Plan shall remain in full force and effect.